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Exhibit 23.2

                          Independent Auditors Consent

The Board of Directors
American International Petroleum Corporation:

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, and the accompanying Prospectus, of our report dated March 30, 1999, appearing on page F-1 of American International Petroleum Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus filed herewith.

                                              /s/ HEIN + ASSOCIATES LLP
                                              ------------------------------
                                              HEIN + ASSOCIATES LLP
Houston, Texas
August 13, 1999